NOTICE OF GUARANTEED DELIVERY

IWO HOLDINGS, INC.

OFFER TO EXCHANGE
$150,000,000 FLOATING RATE SENIOR SECURED NOTES DUE 2012 AND
$140,000,000 PRINCIPAL AMOUNT AT MATURITY 10.75% SENIOR DISCOUNT NOTES DUE 2015,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF ITS
$150,000,000 FLOATING RATE SENIOR SECURED NOTES DUE 2012 AND
$140,000,000 PRINCIPAL AMOUNT AT MATURITY 10.75% SENIOR DISCOUNT NOTES DUE 2015

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of IWO Holdings, Inc. (the "Company") made pursuant to the prospectus dated                    , 2005 (the "Prospectus"), if any certificates for the outstanding $150,000,000 Floating Rate Senior Secured Notes due 2012 (the "Initial Floating Rate Notes") or $140,000,000 Principal Amount at Maturity 10.75% Senior Discount Notes due 2015 (the "Initial Discount Notes," and together with the Initial Floating Rate Notes, the "Initial Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to U.S. Bank National Association (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Initial Notes pursuant to the Exchange Offer, a completed, signed and dated letter of transmittal (the "Letter of Transmittal") (or facsimile thereof), must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Initial Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Letter of Transmittal.

Delivery to:

U.S. BANK NATIONAL ASSOCIATION
Exchange Agent

By Registered or Certified Mail:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialized Finance Department

By Overnight Courier or Hand:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialized Finance Department	By Facsimile: (for Eligible Institutions only) (651) 495-8158 Confirm by Telephone: (800) 934-6802

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedure" section of the Prospectus.

Principal Amount of Initial Floating Rate Notes Tendered*    $____________________________

Certificate Nos. (if available):   ____________________________________________________

Principal Amount of Initial Discount Notes Tendered*    $________________________________

Certificate Nos. (if available):   ____________________________________________________

Total Principal Amount Represented by Initial Floating Rate Notes Certificate(s):   $____________

If Initial Floating Rate Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number   ______________________________________________________________

Total Principal Amount Represented by Initial Discount Notes Certificate(s):   $________________

If Initial Discount Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number   ______________________________________________________________

ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X __________________________________________	____________________________
X __________________________________________	____________________________

Signature(s) of Owner(s) or Authorized Signatory  Date

Area Code and Telephone Number:   ________________________________

Must be signed by the holder(s) of Initial Notes as their name(s) appear(s) on certificate(s) for Initial Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:
Address(es):

GUARANTEE

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Procedures for Tendering Initial Notes" section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution hereof.

Name of Firm	Authorized Signature

Address	Title
Name: ________________________________
Zip Code	(Please Type or Print)
Area Code and Tel. No. ____________________	Dated: ________________________________

NOTE:	DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM. CERTIFICATES FOR INITIAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.